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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2000, except for Note 19 regarding the discontinuance of the Tekgraf Technology Services Division for which the date is October 31, 2000, relating to the financial statements and financial statement schedule, which appears in the 2000 Annual Report to Shareholders of Tekgraf, Inc., which is included in Tekgraf, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois
October 12, 2001